                                                                   EXHIBIT 10.11

                              AMENDED AND RESTATED
                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

         This SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT (the "Agreement") is entered into this 5th day of September, 2003 (the "Effective Date") between MARTIN M. KOFFEL ("Executive") and URS CORPORATION, a Delaware corporation (the "Company"). This Agreement is intended to provide Executive with a supplemental retirement benefit in addition to the benefit that Executive will be eligible to receive following the termination of his employment with the Company under the URS Corporation 401(k) Retirement Plan. This Agreement is not intended to meet the qualification requirements under Section 401 of the Code. Certain capitalized terms used in this Agreement are defined in Article 8.

         The Company and Executive hereby agree as follows:

                                   ARTICLE 1

                  SCOPE OF AND CONSIDERATION FOR THIS AGREEMENT

         1.1      Executive is currently employed by the Company.

         1.2 The Company and Executive entered into a Supplemental Executive Retirement Agreement effective as of July 13, 1999 (the "Prior SERP"), which sets forth the supplemental retirement benefit that Executive or his Beneficiary will be eligible to receive following his termination of employment with the Company.

         1.3 The duties and obligations of the Company to Executive under this Agreement shall be in consideration for Executive's past services to the Company and Executive's continued employment with the Company.

         1.4 This Agreement shall amend, restate and supersede the Prior SERP and any other agreement with the Company relating to supplemental executive retirement benefits to be received by Executive upon his termination of employment with the Company. This Agreement is not intended to amend, restate or supersede any other agreement into which Executive and the Company have entered including, but not limited to, employment agreements, stock option agreements and deferred compensation agreements.

                                    ARTICLE 2

                                AMOUNT OF BENEFIT

         Executive shall be eligible to receive a benefit under this Agreement following his termination of employment with the Company (the "Benefit"). The Benefit shall be an annual amount, payable for the life of the Executive with a guarantee of payments for at least ten (10) years, equal to (a) a percentage of Executive's Final Average Compensation, which percentage

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shall be determined based on Executive's age at his termination of employment as set forth in the following table (with interpolation of percentages for ages between those whole years specified based on the number of complete weeks beyond a specified whole year divided by 52), reduced by (b) the annual Social Security benefit to which Executive is entitled at the time of earliest eligibility:

EXECUTIVE'S AGE AT TERMINATION OF EMPLOYMENT                           APPLICABLE PERCENTAGE
                 67 or older                                                    60%
                     66                                                         55%
                65 or younger                                                   50%

If Executive's employment with the Company is terminated (a) by the Company for any reason within thirteen (13) months following a Change in Control, (b) by Executive for any reason within two (2) years following a Change in Control or
(c) by the Company for any reason following the occurrence of a Potential Change in Control and within six (6) months prior to the occurrence of a Change in Control, Executive's Benefit shall be calculated as if Executive's age at termination of employment were sixty-seven (67). If Executive terminates employment with the Company after attaining age sixty-seven (67), the Benefit shall be the greater of (a) the Benefit computed as of the date of Executive's termination of employment with the Company or (b) the Actuarial Equivalent (to reflect later commencement) of the Benefit computed as if it commenced as of the first day of the month coinciding with or next following the date of Executive's sixty-seventh (67th) birthday.

                                   ARTICLE 3

                            TIMING OF BENEFIT PAYMENT

         Payment of the Benefit shall commence on the first day of the month following the month in which the Executive's termination of employment with the Company occurs; provided, however, that Executive may, upon executing this Agreement or thereafter, by notice to the Company, elect such later date upon which Executive's Benefit payments shall commence following termination of his employment. Such election of a Benefit payment commencement date shall be irrevocable; provided, however, that Executive may change his election of a Benefit payment commencement date if the election to change the Benefit payment commencement date is made at least one (1) year prior to the date that Benefit payments actually commence to Executive. If Executive elects a change in the commencement date of Benefit payments and such election is made less than one
(1) year prior to the date that Benefit payments actually commence to Executive, then such election change shall not be effective until one (1) year from the date the election change is made, and Benefit payments scheduled to be made during such one (1) year period shall be paid on schedule. If Executive does not elect a Benefit commencement date prior to his termination of employment with the Company, he shall be deemed to have elected to begin receiving Benefit payments on the first day of the month following the month in which his employment with the Company terminates.

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                                   ARTICLE 4

                             FORM OF BENEFIT PAYMENT

         4.1 Executive shall, upon executing this Agreement or thereafter, elect the form in which his Benefit shall be distributed. Such election of a distribution form shall be irrevocable; provided, however, that Executive may change his election of a distribution form if such election is made no later than one (1) year prior to the date that Benefit payments actually commence to Executive. If Executive elects a change in the distribution form of his Benefit and such election is made less than one (1) year prior to the date that Benefit payments actually commence to Executive, then such election change shall be ineffective, and the Benefit shall be distributed according to Executive's immediately prior election. If Executive does not elect a distribution form prior to becoming eligible to receive a Benefit under this Agreement, he shall be deemed to have elected the lump sum Benefit pursuant to Section 4.2(b)(ii).

         4.2 Executive may elect a distribution form for his Benefit from among the following forms:

                  (a) The normal form of Benefit is a life annuity with a ten (10) year term certain. This form of Benefit shall be paid in equal monthly installments for the longer of the life of Executive or ten (10) years.

                  (b) The following optional forms of Benefit shall each be calculated to be the Actuarial Equivalent of the normal form of Benefit:

                           (i)      A joint and survivor annuity shall be paid
in equal monthly installments for the life of Executive, and after Executive's death, a fifty percent (50%) continuation of such installments shall be paid to Executive's Beneficiary for the life of such Beneficiary.

                           (ii)     A single lump sum payment to Executive or
Executive's Beneficiary.

                                   ARTICLE 5

                               DEATH OF EXECUTIVE

         5.1 If Executive should die prior to the commencement of Benefit payments, Executive's Beneficiary shall be entitled to receive a death benefit in the form of a single lump sum equal to the value of the lump sum Benefit Executive would have received pursuant to Section 4.2(b)(ii) above if he had terminated his employment with the Company on the day before his death and had received such Benefit on such day. The foregoing death benefit shall be paid within thirty (30) days following Executive's death.

         5.2 If Executive should die after commencing to receive Benefit payments in the form of a life annuity with a ten (10) year term certain, Executive's Beneficiary shall be entitled to receive a death benefit equal to the value of the remaining ten (10) year term certain payments. Such Benefit will be paid in monthly installments for the remainder of the ten (10) year life term;

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provided, however, that if the Beneficiary is the Executive's estate, the
Actuarial Equivalent of the Benefit shall be paid in the form of a single lump sum. The foregoing death benefit shall be paid, or commence to be paid, within thirty (30) days following Executive's death.

                                    ARTICLE 6

                    POST-RETIREMENT HEALTH INSURANCE COVERAGE

         6.1 During the eighteen (18) month period commencing upon Executive's termination of employment with the Company for any reason, including his death, Executive (and, where applicable, his dependents) shall be entitled, at the Company's expense, to continue participation in the insurance programs maintained by the Company, including life, disability and health insurance programs, as if he were still an employee of the Company. Where applicable, Executive's salary shall be deemed to be equal to the Base Compensation (as defined in Section 8.8 below) as in effect immediately prior to his termination of employment. During Executive's life, such coverage shall be extended to Executive and his dependents who qualify as such under the terms of the Company's health insurance programs. Following Executive's death, such coverage shall continue to be available to Executive's surviving spouse, at the Company's expense, during such eighteen (18) month period. To the extent the Company finds it impossible to cover Executive or his surviving spouse or dependents under its group insurance policies during such eighteen (18) month period, the Company shall provide Executive with the same level of coverage under individual policies at the same cost to Executive. The foregoing coverage shall satisfy the obligations of the Company and its heath insurance programs under the Comprehensive Omnibus Reconciliation Act of 1985, as amended ("COBRA") and any analogous state laws, and Executive shall make any elections requested by the Company to evidence such fact.

         6.2 Following the expiration of the extended period of Company-paid health insurance coverage provided for in Section 6.1 above, Executive shall be entitled, at his expense but at the Company's group rates, to continue participation in the health insurance programs maintained by the Company, including life, disability and health insurance programs, as if he were still an employee of the Company. During Executive's life, such coverage shall be extended to Executive and his dependents who qualify as such under the terms of the Company's health insurance programs. Following Executive's death, such coverage shall continue to be available to Executive's surviving spouse, at her expense but at the Company's group rates, for her lifetime. To the extent that the Company finds it impossible to cover Executive or his surviving spouse or dependents under its group insurance policies, the Company shall arrange for Executive or his surviving spouse, at their expense but at a rate equivalent to the Company's group rates, to be provided with an individual policy providing substantially the same level of coverage as the Company's health insurance programs.

                                   ARTICLE 7

                                     FUNDING

         7.1 Benefits payable under this Agreement shall be "unfunded," as that term is used in Sections 201(2), 301(a)(3), 401(a)(1) and 4021(a)(6) of
ERISA with respect to unfunded plans maintained primarily for the purpose of providing deferred compensation to a select group of

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

management or highly compensated employees, and the Company shall administer this Agreement in a manner that will ensure that benefits are unfunded and that Executive will not be considered to have received a taxable economic benefit prior to the time at which benefits are actually payable hereunder. Accordingly, the Company shall not be required to segregate or earmark any of its assets for the benefit of Executive or his spouse or other Beneficiary, and each such person shall have only a contractual right against the Company for benefits hereunder. The rights and interests of Executive under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance by Executive or any person claiming under or through Executive, nor shall they be subject to the debts, contracts, liabilities or torts of Executive or anyone else prior to payment.

         7.2 In satisfaction of the prior agreement between Executive and the Company to defer the obligation of the Company to establish a grantor ("rabbi") trust following a Change in Control (as defined in the Prior SERP), and notwithstanding the foregoing Section 7.1, the Company shall, within fifteen
(15) days of the earliest to occur of (i) receiving a written request therefor from Executive and (ii) the termination of Executive's employment with the Company for any reason, including the death of Executive, establish a grantor ("rabbi") trust, substantially in the form attached hereto as Exhibit A (or such other form as the Company and Executive may agree), the assets of which shall be used exclusively and irrevocably to provide benefits to Executive pursuant to this Agreement (subject, however, to the claims of the general creditors of the Company); provided, however, that the establishment of such a trust will not render this Agreement other than "unfunded" (as that term is defined in Section 7.1). Upon the establishment of any such rabbi trust, and within sixty (60) days following the end of each of the Company's fiscal years thereafter, the Company shall deposit in the trust an amount of cash or marketable securities (other than securities issued by the Company or any of its current or future affiliates) sufficient so that the total amount so deposited in the trust is equal in value to the lump sum payment that would be payable to Executive if on the date such trust is established, and on the last day of each of the Company's fiscal years thereafter, Executive's employment with the Company had terminated. Such amount shall be computed based on the thirty (30) year treasury bill rate as of the date such lump sum payment would have been payable.

                                   ARTICLE 8

                                   DEFINITIONS

         For purposes of this Agreement, the following terms are defined as follows:

         8.1 "ACTUARIAL EQUIVALENT" shall mean a form of Benefit (including a lump sum payment) differing in time or manner of payment from the normal form of Benefit set forth in Section 4.2(a) but having the same present value when computed using the following actuarial assumptions:

                  Mortality Table:  the table specified in Section 417(e)(3)(A)
                  (ii)(I) of the Code.

                  Interest Rate: the annual rate of interest on 30-year Treasury securities for the month preceding the date Benefit payments commence.

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However, for purposes of clause (b) of the final sentence of Article 2, only the
Interest Rate (and not the Mortality Table) shall apply.

         8.2 "BOARD" shall mean the Board of Directors of URS Corporation or of a successor to URS Corporation, as described in Section 11.9.

         8.3 "BENEFICIARY" shall mean the beneficiary designated by Executive to receive benefits under this Agreement after Executive's death. If Executive designates no Beneficiary, or if the designated Beneficiary does not survive Executive, the Beneficiary shall be Executive's surviving spouse or, if none, Executive's estate.

         8.4 "CHANGE IN CONTROL" shall mean the occurrence of any of the following events after the date of this Agreement:

                  (i) A change in control required to be reported pursuant to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                  (ii) A change in the composition of the Board as a result of which fewer than two-thirds (2/3) of the incumbent directors are directors who either (i) had been directors of the Company twenty-four (24) months prior to such change or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company twenty-four (24) months prior to such change and who were still in office at the time of the election or nomination (the directors described in clauses (i) and (ii) above being referred to as "Incumbent Directors"); or

                  (iii) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) through the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that:

                           a.       The beneficial ownership by a person of
twenty percent (20%) or more, but less than a majority, of the Base Capital Stock shall not constitute a Change in Control if such beneficial ownership was acquired in the ordinary course of such person's business and not with the purpose or effect of changing or influencing the control of the Company and if such person is eligible to file a short-form statement on Schedule 13G under Rule 13d-1 under the Exchange Act with respect to such beneficial ownership;

                           b.       The beneficial ownership by Blum Capital
Partners, L.P. and any person "affiliated" (within the meaning of the Exchange
Act) with Blum Capital Partners, L.P. (collectively, "Blum") of the Base Capital Stock shall not constitute a Change in Control unless and until Blum, either alone or as a member of a group that constitutes a "person" (as defined above), beneficially owns an aggregate of over twenty-five percent (25%) of the Base Capital Stock; and

                           c.       The beneficial ownership by TCG Holdings,
L.L.C. and any person "affiliated" with TCG Holdings, L.L.C. (collectively, "TCG") of the Base Capital Stock shall not constitute a Change in Control unless and until TCG, either alone or as a member of a group that constitutes a "person" (as defined above), beneficially owns an aggregate of over twenty-five percent (25%) of the Base Capital Stock.

         8.5 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         8.6 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         8.7 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         8.8 "FINAL AVERAGE COMPENSATION" shall mean the higher of (i) the sum of (a) the average Base Compensation actually earned by Executive during the thirty-six (36) consecutive calendar months during the final sixty (60) calendar months of Executive's employment with the Company in which such average Base Compensation was highest, plus (b) the amount of such average Base Compensation multiplied by the average Annual Target Bonus (not actual bonus paid), or, if applicable, Target Bonus percentage (not actual bonus paid), in effect during the same thirty-six (36) month period, and (ii) $1,600,000. For purposes of this definition, "Base Compensation" and "Annual Target Bonus" have the meanings defined in the Employment Agreement between the Company and Executive originally dated December 16, 1991, as subsequently amended, and as restated in its entirety effective September 5, 2003, as the same may be further amended or restated subsequent to the date of this Agreement (the "Employment Agreement"), and "Target Bonus" has the meaning defined in the Employment Agreement prior to its restatement. For purposes of calculating Final Average Compensation under this Agreement, the Annual Target Bonus (and Target Bonus percentage, if applicable) as in effect on the last day of each of the Company's fiscal years shall be deemed to have been in effect during each calendar month of such year, regardless of any increase in the Annual Target Bonus (or Target Bonus percentage) during such year.

         8.9 "POTENTIAL CHANGE IN CONTROL" shall mean the occurrence of any of the following after the Effective Date:

                  (i) an event described in Section 8.4(iii), but substituting "ten percent (10%)" for "twenty percent (20%)," without the approval of a majority of the Incumbent Directors;

                  (ii) the institution by any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of a tender offer to acquire ten percent (10%) or more of the combined voting power of the Company's Base Capital Stock without the approval of a majority of the Incumbent Directors prior to or within twenty (20) business days following such offer; or

                  (iii) a public announcement or receipt by the Board of a proposal of any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or group of persons to merge into, combine with or acquire all or substantially all of the assets or business of the Company without the approval of a majority of the Incumbent Directors within twenty (20) business days following such public announcement or receipt.

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                                    ARTICLE 9

                  ADMINISTRATION AND OPERATION OF THE AGREEMENT

         The Company shall have the authority to control and manage the operation and administration of this Agreement. The Company has the sole discretion to make such rules, regulations, and interpretations of this Agreement and to make such computations and shall take such other actions to administer this Agreement as it may deem appropriate in its sole discretion. Such rules, regulations, interpretations, computations, and other actions shall be conclusive and binding upon all persons. The Company may engage the services of such persons or organizations to render advice or perform services with respect to its responsibilities under this Agreement as it shall determine to be necessary or appropriate. Such persons or organizations may include (without limitation) actuaries, attorneys, accountants and consultants.

                                   ARTICLE 10

                          CLAIMS, INQUIRIES AND APPEALS

         10.1 APPLICATIONS FOR BENEFITS AND INQUIRIES. Applications for benefits shall be in writing, signed and submitted to the Company at its primary office location.

         10.2 CLAIMS PROCEDURE. The Company and Executive agree that all disputes regarding benefits under this Agreement shall be resolved in accordance with a reasonable claims procedure complying with 29 CFR Section 2560.503-1, as such regulations of the United States Department of Labor may from time to time be amended. For purposes of such a procedure, any denied claim shall be subject to review by the Compensation Committee of the Board.

         10.3 EXHAUSTION OF REMEDIES. No legal action for benefits under this Agreement may be brought until Executive or other claimant has pursued a resolution of the benefits claim in accordance with Section 10.2.

                                   ARTICLE 11

                               GENERAL PROVISIONS

         11.1 EMPLOYMENT STATUS. This Agreement does not constitute a contract of employment or impose upon Executive any obligation to remain as an employee, nor does it impose on the Company any obligation (i) to retain Executive as an employee, (ii) to change the status of Executive as an at-will employee, or (iii) to change the Company's policies regarding termination of employment.

         11.2 NOTICES. Any notices provided hereunder must be in writing, and such notices or any other written communication shall be deemed effective upon the earlier of personal delivery (including personal delivery by facsimile) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at Executive's address as listed in the Company's payroll records. Any payments made by the Company to Executive under the terms of this Agreement shall be delivered to Executive either in person or at the address as listed in the Company's payroll records.

         11.3 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

         11.4 WAIVER. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

         11.5 COMPLETE AGREEMENT. This Agreement and the Employment Agreement constitute the entire agreement between Executive and the Company and are the complete, final, and exclusive embodiment of their agreement with regard to the subject matter hereof and thereof, wholly amending, restating and superseding all written and oral agreements with respect to supplemental executive retirement benefits, including, without limitation, the Prior SERP. It is entered into without reliance on any promise or representation other than those expressly contained herein.

         11.6 AMENDMENT OR TERMINATION OF AGREEMENT. This Agreement may be changed or terminated only upon the mutual written consent of the Company and Executive. The written consent of the Company to a change or termination of this Agreement must be signed by an executive officer of the Company after such change or termination has been approved by the Board.

         11.7 COUNTERPARTS. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

         11.8 HEADINGS. The headings of the Articles and Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof or to affect the meaning thereof.

         11.9 SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and his Beneficiary, and the Company, and any surviving entity resulting from a Change in Control and upon any other person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company, and their respective successors, assigns, heirs, executors and administrators, without regard to whether or not such person actively assumes any rights or duties hereunder.

         11.10 NON-ALIENATION. No benefit under this Agreement may be anticipated, alienated, sold, transferred, assigned, pledged, encumbered or charged, and any attempt to do so will be void.

         11.11 LEGAL CONSTRUCTION. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of California, without

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

regard to such state's conflict of laws rules, to the extent that such laws are not preempted by ERISA.

         11.12 NON-PUBLICATION. The parties mutually agree not to disclose publicly the terms of this Agreement except to their respective advisors (e.g., attorneys, accountants) or to the extent that disclosure is mandated by applicable law.

         11.13 OTHER DOCUMENTS. In the event of a conflict between the text of this Agreement and any summary, description or other information regarding this Agreement, the text of this Agreement shall control.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the Effective Date written above.

URS CORPORATION                                       MARTIN M. KOFFEL

      /s/ Kent P. Ainsworth                       /s/ Martin M. Koffel
      -------------------------------------       ----------------------------
         Kent P. Ainsworth                            Martin M.Koffel
         Executive Vice President and
         Chief Financial Officer

                                    EXHIBIT A

                             FORM OF TRUST AGREEMENT

                           TRUST UNDER URS CORPORATION
                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

         This AGREEMENT made this ____ of ______________ by and between URS CORPORATION (the "Company") and ___________________ (the "Trustee").

         WHEREAS, the Company and Martin M. Koffel ("Executive") have entered into an Amended and Restated Supplemental Executive Retirement Agreement effective September 5, 2003 (the "Agreement");

         WHEREAS, Company has incurred or expects to incur liability under the terms of such Agreement with respect to Executive and his beneficiaries;

         WHEREAS, Company wishes to establish a trust (hereinafter called the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Executive and his beneficiaries in such manner and at such times as specified in the Agreement;

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Agreement as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

         WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Agreement;

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

SECTION 1. ESTABLISHMENT OF TRUST

         (a) Company hereby deposits with Trustee in trust [insert amount deposited], which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

         (b)      The Trust hereby established shall be irrevocable.

         (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Executive, his beneficiaries, and general creditors of the Company as herein set forth. Executive and his beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Agreement and this Trust Agreement shall be mere unsecured contractual rights of Executive and his beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

         (e) Company shall make additional deposits of cash or marketable securities (other than securities issued by the Company or any of its current or future affiliates) with Trustee to augment the principal when and to the extent required by Section 7.2 of the Agreement, to be held, administered and disposed of by Trustee as provided in this Trust Agreement, and Trustee, in accordance with Section 8(e) hereof, shall enforce such obligation.

SECTION 2. PAYMENTS TO EXECUTIVE AND HIS BENEFICIARIES

         (a) Company shall deliver to Trustee a copy of the Agreement and a schedule (the "Payment Schedule") that indicates the amounts payable in respect of Executive (and his beneficiaries) and provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Agreement), and the time of commencement for payment of such amounts. Except as provided in (c) below, Trustee shall make payments to the Executive and his beneficiaries in accordance with the Agreement and such Payment Schedule. Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Agreement and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

         (b) The entitlement of Executive or his beneficiaries to benefits under the Agreement shall be determined solely under the terms of the Agreement, and any claim for such benefits shall be considered and reviewed by Trustee based on Trustee's reasonable interpretation of the Agreement.

         (c) Company may make payment of benefits directly to Executive or his beneficiaries as they become due under the terms of the Agreement. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Executive or his beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Agreement, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN
           COMPANY IS INSOLVENT.

         (a) Trustee shall cease payment of benefits to Executive and his beneficiaries if Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust

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

Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in Section l(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

                  (i) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Executive or his beneficiaries.

                  (ii) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

                  (iii) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Executive or his beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Executive or his beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Agreement or otherwise.

                  (iv) Trustee shall resume the payment of benefits to Executive or his beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

         (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(a) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Executive or his beneficiaries under the terms of the Agreement for the period of such discontinuance, less the aggregate amount of any payments made to Executive or his beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

SECTION 4. PAYMENTS TO COMPANY.

         Except as provided in Section 3 hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Executive and his beneficiaries pursuant to the terms of the Agreement.

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

SECTION 5. INVESTMENT AUTHORITY.

         (a) IN GENERAL. With respect to any and all money or other property received by Trustee from Company, Trustee is authorized to act as an absolute owner of the assets of the Trust and, not in limitation of, but in amplification of, the foregoing:

                  (i) To invest and reinvest the assets of the Trust, without distinction between principal and income;

                  (ii) To retain and manage any property at any time received by it, including any real, personal and mixed property and any tangible or intangible property of any kind and wherever located, whether or not such property is unproductive of income;

                  (iii) To sell for cash or on credit, to grant options, convert, redeem, exchange for other securities or other property, or otherwise to dispose of any securities or other property at any time held;

                  (iv) To exchange, mortgage, or lease any such property and to convey, transfer, or dispose of any such property on such terms and conditions as Trustee deems appropriate;

                  (v) To hold cash uninvested for any reasonable period of time without liability for interest, pending investment thereof or the payment of expenses or benefits therewith;

                  (vi) To collect and receive any and all money and other property of whatever kind or nature due or owing or belonging to the Trust and to give full discharge thereto; and to extend the time of payment of any obligation at any time owing to the Trust, as long as such extension is for a reasonable period and continues at reasonable interest;

                  (vii) To pay, contest, or settle any claim by or against the Trust by compromise, arbitration or otherwise; and to release, in whole or in part, any claim belonging to the Trust to the extent that the claim is uncollectible;

                  (viii) To prosecute or defend actions, claims or proceedings for the protection of Trust assets and of Trustee in the performance of its duties;

                  (ix) To register Trust property in Trustee's own name, in the name of a nominee or in bearer form, provided Trustee's records and accounts show that such property belongs to the Trust;

                  (x) To deposit Trust assets in any commercial, savings or savings and loan accounts, common funds, mutual funds or certificates of deposits with any bank or similar financial institution, and to keep such portion of the Trust assets in cash or cash balances as Trustee may, from time to time, deem to be in the best interests of the Trust, without liability for interest thereon;

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

                  (xi) To employ in the management of the assets of the Trust, accountants, attorneys, actuaries and any other persons, firms, or corporations as Trustee may designate, and to pay from the assets of the Trust the reasonable expenses and compensation of such parties;

                  (xii) To consult with legal counsel (who may or may not also be counsel to Company) concerning any question that may arise with reference to its duties under the Trust or the Agreement;

                  (xiii) To have all the rights, powers, privileges and responsibilities of an owner of securities, including (without limiting the foregoing) the power to vote or refrain from voting, to give general or limited proxies, to pay calls, assessments, and other sums; to assent to or oppose corporate sales or other acts; to participate in or oppose any voting trusts, pooling agreements, foreclosures, reorganizations, consolidations, mergers and liquidations and, in connection therewith, to give warranties and indemnifications and to deposit securities with and transfer title to any protective or other committee; to exchange, exercise or sell stock subscription or conversion rights; and, subject to any limitations elsewhere in the Trust relative to investments by Trustee, to accept and retain as an investment hereunder any securities received through the exercise of any of the foregoing powers;

                  (xiv) To continue to exercise any powers and discretion herein granted for a reasonable time after the termination of the Trust; and

                  (xv) To do all other acts Trustee may deem necessary or proper to carry out any of the foregoing powers, or otherwise for the protection of the assets of the Trust.

Notwithstanding the foregoing, Trustee shall not (i) maintain the indicia of ownership of any Trust assets outside the jurisdiction of the district courts of the United States or (ii) invest in securities (including stock or rights to acquire stock) or obligations issued by Company or its affiliates, other than a de minimis amount held in common investment vehicles in which Trustee invests.

         (b) CUSTODIAN. If Trustee is not a bank or trust company, Trustee may appoint a bank or trust company to act as custodian (the "Custodian") for securities and any other Trust assets. Any such appointment shall terminate when a bank or trust company begins to serve as Trustee hereunder. The Custodian may be appointed to keep the deposited property, to collect and receive the income and principal, and to hold, invest, disburse or otherwise dispose of the property or its proceeds (specifically including selling and purchasing securities, and delivering securities sold and receiving securities purchased) upon the order of Trustee.

SECTION 6. DISPOSITION OF INCOME.

          During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION 7. ACCOUNTING BY TRUSTEE.

         Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within sixty (60) days following the close of each calendar year and within thirty (30) days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

SECTION 8. RESPONSIBILITY OF TRUSTEE.

         (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Agreement or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

         (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

         (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

         (e) In the event that Company fails to deposit assets in the Trust in accordance with the penultimate sentence of Section 7.2 of the Agreement, Trustee shall take all appropriate action, including the commencement of a legal action against Company, to enforce such obligation; provided, however, that Trustee shall not be required to take any such action unless the assets of the Trust are, at the time in question, sufficient to pay all costs that Trustee expects to incur in taking such action.

         (f) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (g) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

SECTION 9. COMPENSATION AND EXPENSES OF TRUSTEE.

Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

SECTION 10. RESIGNATION AND REMOVAL OF TRUSTEE.

         (a) Trustee may resign at any time by written notice to Company, which shall be effective thirty (30) days after receipt of such notice unless Company and Trustee agree otherwise.

         (b) Except as provided in paragraph (c) of this section, Trustee may be removed by Company on thirty (30) days' notice or upon shorter notice accepted by Trustee.

         (c) Upon a Change in Control, as defined in the Agreement, Trustee may not be removed by Company for one (1) year.

         (d) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within sixty (60) days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

         (e) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

SECTION 11.       APPOINTMENT OF SUCCESSOR.

         (a) If Trustee resigns or is removed prior to a Change in Control, as defined in the Agreement, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

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

         (b) If Trustee resigns or is removed following a Change in Control, as defined in the Agreement, Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

         (c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

SECTION 12.       AMENDMENT OR TERMINATION.

         (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Agreement or shall make the Trust revocable.

         (b) The Trust shall not terminate until the date on which Executive and his beneficiaries are no longer entitled to benefits pursuant to the terms of the Agreement. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

         (c) Upon written approval of Executive or his beneficiaries entitled to payment of benefits pursuant to the terms of the Agreement, Company may terminate this Trust prior to the time that all benefit payments under the Agreement have been made. All assets in the Trust at termination shall be returned to Company.

         (d) Sections 10, 11(b), and this 12(d) of this Trust Agreement may not be amended by Company for one (1) year following a Change in Control, as defined in the Agreement.

SECTION 13.       MISCELLANEOUS

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to Executive and his beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of California.

SECTION 14.       EFFECTIVE DATE.

         The effective date of this Trust Agreement shall be _________________.

COMPANY:                                   TRUSTEE:

URS CORPORATION                            _____________________________________

By:_________________________________       By:__________________________________

Name:_______________________________       Name:________________________________

Title:______________________________       Title:_______________________________

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